Exhibit 99.1

Hain Celestial Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Provides Fiscal Year 2019 Guidance for Net Sales of $2.500 Billion to $2.560 Billion Adjusted EBITDA of $275 Million to $300 Million

Lake Success, NY, August 28, 2018 - The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the fourth quarter and fiscal year ended June 30, 2018. The results contained herein are presented with the Hain Pure Protein operating segment being treated as a discontinued operation given the Company’s previously announced decision to divest the business, which is expected to be completed during the first half of fiscal year 2019.
“We continued to execute on our global strategic objectives, with marketing investments in our core brands and incremental savings and productivity through Project Terra, although a number of cost and operational headwinds in the United States impacted our consolidated annual results,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our top priorities in fiscal year 2019 are to return our United States business to growth and to generate increased profitability. We remain optimistic that the aggressive strategic changes and investments in our go-to-market strategy will fuel our future results and value for our stockholders.”

FINANCIAL HIGHLIGHTS1

Summary of Fourth Quarter Results from Continuing Operations2

•
Net sales increased 3% to $619.6 million compared to the prior year period, or a 1% decrease on a constant currency basis, primarily reflecting low double digit net sales increases from the United Kingdom and Rest of World reporting segments, which includes the Canada and Europe operating segments, partially offset by a mid-single digit net sales decrease from the United States reporting segment. When adjusted for Foreign Exchange and Acquisitions, Divestitures and certain other items, including the 2017 and 2018 Project Terra Stock Keeping Unit (“SKU”) rationalization[3], net sales would have increased 3% compared to the prior year period.

•
Gross margin of 20.2%, a 370 basis point decrease over the prior year period; adjusted gross margin of 21.1%, a 290 basis point decrease over the prior year period as a result of higher trade and promotional investments in the United States and increased freight and commodity costs.

•	Operating income of $16.6 million, an increase of $9.4 million over the prior year period; adjusted operating income of $44.5 million, a $21.3 million decrease over the prior year period.

•	Net loss of $4.6 million, a $3.1 million increase in net loss over the prior year period; adjusted net income of $27.7 million, a $14.8 million decrease over the prior year period.

•	EBITDA of $45.8 million, a 41% decrease over the prior year period; Adjusted EBITDA of $61.4 million, a 25% decrease over the prior year period.

•	Earnings per diluted share (“EPS”) loss of $0.04 compared to an EPS loss of $0.01 in the prior year period; Adjusted EPS of $0.27 compared to $0.41 in the prior year period.

1 This press release includes certain non‐GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided herein in the tables "Reconciliation of GAAP Results to Non-GAAP Measures".
2 Unless otherwise noted all results included in this press release are from continuing operations.
3 Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other” provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Summary of Fiscal Year 2018 Results from Continuing Operations

•
Net sales increased 5% to $2.458 billion compared to the prior year, or 2% on a constant currency basis, primarily reflecting low to mid double-digit net sales increases from the United Kingdom and Rest of World reporting segments, which includes the Canada and Europe operating segments, partially offset by a low single digit net sales decrease from the United States reporting segment. When adjusted for Foreign Exchange and Acquisitions, Divestitures and certain other items including the 2017 and 2018 Project Terra SKU rationalization[3], net sales would have increased 2% compared to the prior year.

•
Gross margin of 21.0%, a 120 basis point decrease over the prior year; adjusted gross margin of 22.1%, a 40 basis point decrease over the prior year as a result of higher trade and promotional investments in Hain Celestial United States, increased freight and commodity costs and unfavorable mix, partially offset by Project Terra cost savings.

•	Operating income of $106.0 million, a $3.4 million decrease over the prior year; adjusted operating income of $186.1 million, a $14.5 million decrease over the prior year.

•	Net income of $82.4 million, a $16.9 million increase over the prior year; adjusted net income of $121.3 million, a $3.8 million decrease over the prior year.

•	EBITDA of $197.2 million, a 14% decrease over the prior year; Adjusted EBITDA of $255.9 million, a 3% decrease over the prior year.

•	EPS of $0.79 compared to $0.63 in the prior year; Adjusted EPS of $1.16 compared to $1.20 in the prior year.

•	Cash flow provided by operating activities from continuing operations of $121.3 million; operating free cash flow of $50.4 million.

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

Hain Celestial United States
Hain Celestial United States net sales in the fourth quarter decreased 6% over the prior year period to $269.9 million; when adjusted for Acquisitions, Divestitures and certain other items including the 2017 and 2018 Project Terra SKU rationalization3, net sales would have been generally flat. Net sales growth from the Personal Care platform was offset by declines in other platforms. As previously discussed, the decline in net sales was due in part to the strategic decision to no longer support certain lower margin SKUs in order to reduce complexity and increase gross margin over time, as the United States reporting segment continued its focus on its top 500 SKUs, which disproportionately impacted the other platforms. Segment operating income in the fourth quarter was $18.6 million, a 56% decrease from the prior year period, and adjusted operating income was $23.2 million, a 45% decrease over the prior year period, driven primarily by higher trade and marketing investments to drive future period growth and increased freight and logistics costs. The financial results for the current period as well as the prior year fourth quarter results exclude the United Kingdom operations of the Ella’s Kitchen® brand, thereby eliminating net sales of approximately $25.3 million and $23.6 million, respectively, as these net sales are now reported as part of the United Kingdom reportable segment.

Hain Celestial United States net sales in fiscal year 2018 decreased 2% over the prior year to $1.085 billion; when adjusted for Acquisitions, Divestitures and certain other items including the 2017 and 2018 Project Terra SKU rationalization3, net sales would have decreased 1%. The decrease in net sales was driven by declines in the Better-for-You Snacking, Fresh Living and Better-for-You Pantry platforms, partially offset by growth in the Pure Personal Care, Better-for-You Baby and Tea platforms. The decline in net sales was also due to the aforementioned fourth quarter fiscal 2018 items. Segment operating income in fiscal year 2018 was $86.3 million, a 41% decrease from the prior year, and adjusted operating income was $113.2 million, a 25% decrease over the prior year, driven primarily by higher trade and marketing investments to drive future period growth, increased freight and commodity costs and unfavorable mix. The financial results for fiscal years 2018 and 2017 exclude the United Kingdom operations of the Ella’s Kitchen® brand, thereby eliminating net sales of approximately $94.9 million and $83.5 million, respectively, as these net sales are now reported as part of the United Kingdom reportable segment.
Hain Celestial United Kingdom
Hain Celestial United Kingdom net sales in the fourth quarter increased 10% to $239.1 million over the prior year period, or 5% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. The strong results for the United Kingdom segment were driven by 15% growth from Tilda®, 9% growth from Hain Daniels and 8% growth from Ella’s Kitchen®, or 9%, 4% and 1% growth, respectively, after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Segment operating income was $19.0 million, a 9% decrease from the prior year period, and adjusted operating income was $20.2 million, a decrease of 7% over the prior year period. The financial results for the current period as well as the prior year fourth quarter results include the United Kingdom operations of the Ella’s Kitchen® brand, which was previously reported as part of the United States reportable segment.

Hain Celestial United Kingdom net sales in fiscal year 2018 increased 10% to $938.0 million over the prior year, or 5% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. The strong results for the United Kingdom segment were driven by 14% growth from Tilda®, 9% growth from Hain Daniels and 14% growth from Ella’s Kitchen®, or 8%, 3% and 7% growth, respectively, after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Segment operating income for fiscal year 2018 was $56.0 million, an 8% increase from the prior year, and adjusted operating income was $70.3 million, an increase of 24% over the prior year driven by strong contribution from the Hain Daniels brands. As discussed above, the financial results for fiscal years 2018 and 2017 include the United Kingdom operations of the Ella’s Kitchen® brand, which was previously reported as part of the United States reportable segment.
Rest of World
Rest of World net sales in the fourth quarter increased 12% to $110.7 million over the prior year period, or by 6% on a constant currency basis. Net sales for Hain Celestial Europe grew 18%, or 8% on a constant currency basis, driven by strong performance from the Tilda®, Danival® and Joya® brands as well as own-label products. Net sales for Hain Celestial Canada grew 9%, or 5% on a constant currency basis, driven by strong performance from the Yves Veggie Cuisine®, Alba Botanica®, Sensible Portions® and Live Clean® brands. Segment operating income in the fourth quarter was $8.1 million, a $2.0 million decrease from the prior year period. Adjusted operating income was $9.9 million, a 2% decrease over the prior year period.

Rest of World net sales in fiscal year 2018 increased 13% to $434.9 million over the prior year, or by 7% on a constant currency basis. Net sales for Hain Celestial Europe grew 19%, or 8% on a constant currency basis, driven by strong performance from the Tilda®, Danival®, Joya®, as well as own label products. Net sales for Hain Celestial Canada grew 13%, or 8% on a constant currency basis, driven by strong performance from Yves Veggie Cuisine®, Tilda®, Live Clean® and Sensible Portions® brands. Segment operating income in fiscal year 2018 was $38.7 million, a 21% increase from the prior year, and adjusted operating income was $42.6 million, a 34% increase over the prior year.

Hain Pure Protein Discontinued Operations
As previously disclosed on May 5, 2018, the results of operations, financial position and cash flows related to the operations of the Hain Pure Protein business segment have been moved to discontinued operations in the current and prior periods. Net sales for Hain Pure Protein in the fourth quarter were $113.2 million, a decrease of 7% compared to the prior year period, primarily due to the shift in timing of the Passover holiday. Segment operating loss in the fourth quarter was $83.8 million and included a $78.5 million pre-tax non-cash impairment charge.

For fiscal year 2018, net sales for Hain Pure Protein were $509.5 million, relatively flat compared to the prior year. Segment operating loss for fiscal year 2018 was $78.3 million and includes a $78.5 million pre-tax non-cash impairment charge.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Fiscal Year 2019 Guidance

The Company provided its annual guidance for continuing operations for fiscal year 2019:

•	Total net sales of $2.500 billion to $2.560 billion, an increase of approximately 2% to 4% as compared to fiscal year 2018.

•	Adjusted EBITDA of $275 million to $300 million, an increase of approximately 7% to 17% as compared to fiscal year 2018.

•	Adjusted EPS of $1.21 to $1.38, an increase of approximately 4% to 19% as compared to fiscal year 2018.

The Company expects growth in net sales, adjusted EBITDA, and adjusted EPS to be weighted towards the second half of fiscal 2019 as it benefits from the planned Hain Celestial United States strategic brand investments, distribution gains and price optimization efforts. As a result of the continued strategic brand investments and expected near-term cost headwinds, the Company expects first quarter of fiscal 2019 net sales to be flat to slightly down, adjusted EBITDA and adjusted EPS to be down year-over-year on a percentage basis similar to the fourth quarter of fiscal 2018. In addition, the timing of the annual global Project Terra cost savings and productivity benefits that are already in process is expected to accelerate as the fiscal year progresses. Details of the Project Terra cost savings and productivity with expected timing are contained in the presentation for the Fourth Quarter Fiscal Year 2018 earnings call available under the Investor Relations section of the Company’s website at www.hain.com.
Guidance, where adjusted, is provided on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, costs associated with the CEO Succession Agreement, unrealized net foreign currency gains or losses, accounting review and remediation costs and other non-recurring items that may be incurred during the Company’s fiscal year 2019, which the Company will continue to identify as it reports its future financial results. Guidance also excludes the impact of any future acquisitions.
The Company cannot reconcile its expected Adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under “Fiscal Year 2019 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.
Contact:
James Langrock / Katie Turner
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Effective July 1, 2017, due to changes to the Company’s internal management and reporting structure, the United Kingdom operations of the Ella’s Kitchen® brand, which was previously included within the United States reportable segment, is included in the United Kingdom reportable segment. The prior period segment information contained below has been adjusted to reflect the Company’s new operating and reporting structure.

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 6/30/18	$269,857	$239,061	$110,680	$—	$619,598
Net sales - Three months ended 6/30/17	$285,432	$218,315	$99,144	$—	$602,891
% change - FY'18 net sales vs. FY'17 net sales	(5.5)%	9.5%	11.6%		2.8%

OPERATING INCOME
Three months ended 6/30/18
Operating income	$18,623	$18,984	$8,069	$(29,096)	$16,580
Non-GAAP adjustments (1)	4,571	1,257	1,862	20,211	27,901
Adjusted operating income	$23,194	$20,241	$9,931	$(8,885)	$44,481
Operating income margin	6.9%	7.9%	7.3%		2.7%
Adjusted operating income margin	8.6%	8.5%	9.0%		7.2%

Three months ended 6/30/17
Operating income	$42,262	$20,748	$10,117	$(65,953)	$7,174
Non-GAAP adjustments (1)	—	942	—	57,661	58,603
Adjusted operating income	$42,262	$21,690	$10,117	$(8,292)	$65,777
Operating income margin	14.8%	9.5%	10.2%		1.2%
Adjusted operating income margin	14.8%	9.9%	10.2%		10.9%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Twelve months ended 6/30/18	$1,084,871	$938,029	$434,869	$—	$2,457,769
Net sales - Twelve months ended 6/30/17	$1,107,806	$851,757	$383,942	$—	$2,343,505
% change - FY'18 net sales vs. FY'17 net sales	(2.1)%	10.1%	13.3%		4.9%

OPERATING INCOME
Twelve months ended 6/30/18
Operating income	$86,319	$56,046	$38,660	$(74,985)	$106,040
Non-GAAP adjustments (1)	26,841	14,227	3,985	34,980	80,033
Adjusted operating income	$113,160	$70,273	$42,645	$(40,005)	$186,073
Operating income margin	8.0%	6.0%	8.9%		4.3%
Adjusted operating income margin	10.4%	7.5%	9.8%		7.6%

Twelve months ended 6/30/17
Operating income	$145,307	$51,948	$32,010	$(119,842)	$109,423
Non-GAAP adjustments (1)	6,193	4,696	(110)	80,402	91,181
Adjusted operating income	$151,500	$56,644	$31,900	$(39,440)	$200,604
Operating income margin	13.1%	6.1%	8.3%		4.7%
Adjusted operating income margin	13.7%	6.7%	8.3%		8.6%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The webcast, and any accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Alba Botanica®, Almond Dream®, Arrowhead Mills®, Avalon Organics®, Bearitos®, Better Bean®, BluePrint®, Casbah®, Celestial Seasonings®, Clarks™, Coconut Dream®, Cully & Sully®, Danival®, DeBoles®, Earth’s Best®, Ella’s Kitchen®, Empire®, Europe’s Best®, Farmhouse Fare™, Frank Cooper’s®, FreeBird®, Gale’s®, Garden of Eatin’®, GG UniqueFiber™, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, JÂSÖN®, Johnson’s Juice Co.®, Joya®, Kosher Valley®, Lima®, Linda McCartney’s® (under license), Live Clean®, MaraNatha®, Mary Berry (under license), Natumi®, New Covent Garden Soup Co.®, Orchard House®, Plainville Farms®, Queen Helene®, Rice Dream®, Robertson’s®, Rudi’s Gluten-Free Bakery®, Rudi’s Organic Bakery®, Sensible Portions®, Spectrum Organics®, Soy Dream®, Sun-Pat®, Sunripe®, SunSpire®, Terra®, The Greek Gods®, Tilda®, Walnut Acres®, WestSoy®, Yorkshire Provender®, Yves Veggie Cuisine® and William’s™. Hain Celestial has been providing A Healthier Way of LifeTM since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of the Project Terra strategic initiatives, the Company’s potential divestiture

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

of its Hain Pure Protein business, and our future performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to (i) the Company’s guidance for Fiscal Year 2019; (ii) the potential divestiture of the Hain Pure Protein business during the first half of fiscal year 2019; (iii) the Company's ability to return our United States business to growth and generate increased profitability; and (iv) the Company’s ability to fuel future results and value for stockholders; and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of Foreign currency, Acquisitions and Divestitures and certain other items, including SKU rationalization, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted net income, adjusted earnings per diluted share, EBITDA, Adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and twelve months ended June 30, 2018 and 2017 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.
The Company defines Operating Free Cash Flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less capital expenditures. The Company views Operating Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the twelve months ended June 30, 2018 and 2017, Operating Free Cash Flow from continuing operations was calculated as follows:

	Twelve Months Ended
	6/30/2018	6/30/2017
	(unaudited and dollars in thousands)

Cash flow provided by operating activities - continuing operations	$121,308	$232,695
Purchases of property, plant and equipment	(70,891)	(47,307)
Operating Free Cash Flow - continuing operations	$50,417	$185,388

The Company's Operating Free Cash Flow from continuing operations was $50.4 million for the 12 months ended June 30, 2018, a decrease of $135.0 million from the twelve months ended June 30, 2017. The decrease in Operating Free Cash Flow was primarily attributable to increased capital expenditures in the current year and an increase in inventories and accounts receivable.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.
The Company provides net sales adjusted for constant currency, acquisitions and divestitures, and certain other items including SKU rationalization, as applicable in each case, to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net income from continuing operations (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in net income of equity method investees, stock based compensation expense and unrealized currency gains. Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

For the three months and twelve months ended June 30, 2018 and 2017, EBITDA and Adjusted EBITDA from continuing operations was calculated as follows:

	Three Months Ended		Twelve Months Ended
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
	(unaudited and dollars in thousands)
Net (loss) income	$(69,941)	$313	$9,694	$67,430
Net (loss) income from discontinued operations	(65,385)	1,817	(72,734)	1,889
Net (loss) income from continuing operations	(4,556)	(1,504)	82,428	65,541

Provision (benefit) for income taxes	10,629	2,954	(887)	22,466
Interest expense, net	6,804	4,914	24,339	18,391
Depreciation and amortization	15,670	14,832	60,809	59,567
Equity in net income of equity-method investees	(235)	(84)	(339)	(129)
Stock-based compensation expense	3,122	2,139	13,380	9,658
Stock-based compensation expense in connection with CEO succession agreement	(2,203)	—	(2,203)	—
Goodwill impairment	7,700	—	7,700	—
Long-lived asset and intangibles impairment	5,743	40,452	14,033	40,452
Unrealized currency losses/(gains)	3,143	14,056	(2,027)	12,570
EBITDA	45,817	77,759	197,233	228,516

Acquisition related expenses, restructuring, integration and other charges	6,999	6,095	20,749	9,694
Accounting review and remediation costs, net of insurance proceeds	2,887	9,473	9,293	29,562
Warehouse/Manufacturing Facility start-up costs	3,024	—	4,179	—
Plant closure related costs	1,567	—	5,513	1,804
Recall and other related costs	307	—	580	809
Litigation expense	780	—	1,015	—
Machine break-down costs	—	—	317	—
Co-packer disruption	—	—	3,692	—
Losses on terminated chilled desserts contract	—	2,583	6,553	2,583
Regulated packaging change	—	—	1,007	—
2018 Project Terra SKU rationalization	—	—	4,913	—
Toys "R" Us bad debt	—	—	897	—
2017 Project Terra SKU rationalization	—	—	—	5,360
U.K. deferred synergies due to CMA Board decision	—	—	—	918
Realized currency gain on repayment of GBP denominated debt	—	(14,290)	—	(14,290)
Adjusted EBITDA	$61,381	$81,620	$255,941	$264,956

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$106,557	$137,055
Accounts receivable, net	252,708	225,765
Inventories	391,525	341,995
Prepaid expenses and other current assets	59,946	46,179
Current assets of discontinued operations	240,851	123,787
Total current assets	1,051,587	874,781

Property, plant and equipment, net	310,172	291,866
Goodwill	1,024,136	1,018,892
Trademarks and other intangible assets, net	510,387	521,228
Investments and joint ventures	20,725	18,998
Other assets	29,667	30,235
Noncurrent assets of discontinued operations	—	175,104
Total assets	$2,946,674	$2,931,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$229,993	$186,193
Accrued expenses and other current liabilities	116,001	106,727
Current portion of long-term debt	26,605	9,626
Current liabilities of discontinued operations	49,846	37,948
Total current liabilities	422,445	340,494

Long-term debt, less current portion	687,501	740,135
Deferred income taxes	86,909	98,346
Other noncurrent liabilities	12,770	15,975
Noncurrent liabilities of discontinued operations	—	23,322
Total liabilities	1,209,625	1,218,272

Stockholders' equity:
Common stock	1,084	1,080
Additional paid-in capital	1,148,196	1,137,724
Retained earnings	878,516	868,822
Accumulated other comprehensive loss	(184,240)	(195,479)
	1,843,556	1,812,147
Treasury stock	(106,507)	(99,315)
Total stockholders' equity	1,737,049	1,712,832
Total liabilities and stockholders' equity	$2,946,674	$2,931,104

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017

Net sales	$619,598	$602,891	$2,457,769	$2,343,505
Cost of sales	494,501	459,029	1,942,321	1,824,109
Gross profit	125,097	143,862	515,448	519,396

Selling, general and administrative expenses	80,845	74,926	339,431	312,583
Amortization of acquired intangibles	4,343	4,101	18,202	16,988
Acquisition related expenses, restructuring, integration and other charges	6,999	7,736	20,749	10,388
Accounting review and remediation costs, net of insurance proceeds	2,887	9,473	9,293	29,562
Goodwill impairment	7,700	—	7,700	—
Long-lived asset and intangibles impairment	5,743	40,452	14,033	40,452
Operating income	16,580	7,174	106,040	109,423

Interest expense and other financing expense, net	7,382	5,624	26,925	21,115
Other expense/(income), net	3,360	184	(2,087)	430
Income from continuing operations before income taxes and equity in net income of equity-method investees	5,838	1,366	81,202	87,878

Provision (benefit) for income taxes	10,629	2,954	(887)	22,466
Equity in net income of equity-method investees	(235)	(84)	(339)	(129)
Net (loss) income from continuing operations	$(4,556)	$(1,504)	$82,428	$65,541
Net (loss) income from discontinued operations, net of tax	(65,385)	1,817	(72,734)	1,889
Net (loss) income	$(69,941)	$313	$9,694	$67,430

Net (loss) income per common share:
Basic net (loss) income per common share from continuing operations	$(0.04)	$(0.01)	$0.79	$0.63
Basic net (loss) income per common share from discontinued operations	(0.63)	0.02	(0.70)	0.02
Basic net (loss) income per common share	$(0.67)	$—	$0.09	$0.65

Diluted net (loss) income per common share from continuing operations	$(0.04)	$(0.01)	$0.79	$0.63
Diluted net (loss) income per common share from discontinued operations	(0.63)	0.02	(0.70)	0.02
Diluted net (loss) income per common share	$(0.67)	$—	$0.09	$0.65

Shares used in the calculation of net (loss) income per common share:
Basic	103,927	103,693	103,848	103,611
Diluted	103,927	103,693	104,477	104,248

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted
Net sales	$619,598	$—	$619,598	$602,891	$—	$602,891
Cost of sales	494,501	(5,346)	489,155	459,029	(942)	458,087
Gross profit	125,097	5,346	130,443	143,862	942	144,804
Operating expenses (a)	90,931	(4,969)	85,962	119,479	(40,452)	79,027
Acquisition related expenses, restructuring, integration and other charges	6,999	(6,999)	—	7,736	(7,736)	—
Accounting review and remediation costs, net of insurance proceeds	2,887	(2,887)	—	9,473	(9,473)	—
Goodwill impairment	7,700	(7,700)	—	—	—	—
Operating income	16,580	27,901	44,481	7,174	58,603	65,777
Interest and other expense (income), net (b)	10,742	(3,143)	7,599	5,808	234	6,042
Provision (benefit) for income taxes	10,629	(1,255)	9,374	2,954	14,332	17,286
Net (loss) income from continuing operations	(4,556)	32,299	27,743	(1,504)	44,037	42,533
Net (loss) income from discontinued operations, net of tax	(65,385)	65,385	—	1,817	(1,817)	—
Net (loss) income	(69,941)	97,684	27,743	313	42,220	42,533

Diluted net (loss) income per common share from continuing operations	(0.04)	0.31	0.27	(0.01)	0.42	0.41
Diluted net (loss) income per common share from discontinued operations	(0.63)	0.63	—	0.02	(0.02)	—
Diluted net (loss) income per common share	(0.67)	0.94	0.27	—	0.40	0.41

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:
	Three Months Ended June 30,
	2018	2017

Warehouse/Manufacturing Facility start-up costs	$3,024	$—
Plant closure related costs	2,015	—
Recall and other related costs	307	—
Losses on terminated chilled desserts contract	—	942
Cost of sales	5,346	942

Gross profit	5,346	942

Intangibles impairment	5,632	14,079
Long-lived asset impairment charge associated with plant closure	111	26,373
Accelerated Depreciation on software disposal	461	—
Litigation expense	780	—
Warehouse/Manufacturing Facility start-up costs	188	—
Stock-based compensation expense in connection with CEO succession agreement	(2,203)	—
Operating expenses (a)	4,969	40,452

Acquisition related expenses, restructuring, integration and other charges	6,999	7,736
Acquisition related expenses, restructuring, integration and other charges	6,999	7,736

Accounting review and remediation costs, net of insurance proceeds	2,887	9,473
Accounting review and remediation costs, net of insurance proceeds	2,887	9,473

Goodwill impairment	7,700	—
Goodwill impairment	7,700	—

Operating income	27,901	58,603

Unrealized currency losses	3,143	14,056
Realized currency gain on repayment of GBP denominated debt	—	(14,290)
Interest and other expenses (income), net (b)	3,143	(234)

Income tax related adjustments	1,255	(14,332)
Provision (benefit) for income taxes	1,255	(14,332)

Net income from continuing operations	$32,299	$44,037

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted

Net sales	$2,457,769	$—	$2,457,769	$2,343,505	$—	$2,343,505
Cost of sales	1,942,321	(27,200)	1,915,121	1,824,109	(7,205)	1,816,904
Gross profit	515,448	27,200	542,648	519,396	7,205	526,601
Operating expenses (a)	371,666	(15,091)	356,575	370,023	(44,026)	325,997
Acquisition related expenses, restructuring, integration and other charges	20,749	(20,749)	—	10,388	(10,388)	—
Accounting review and remediation costs, net of insurance proceeds	9,293	(9,293)	—	29,562	(29,562)	—
Goodwill impairment	7,700	(7,700)	—	—	—	—
Operating income	106,040	80,033	186,073	109,423	91,181	200,604
Interest and other expense, net (b)	24,838	2,027	26,865	21,545	1,720	23,265
Provision (benefit) for income taxes	(887)	39,133	38,246	22,466	29,883	52,349
Net income from continuing operations	82,428	38,873	121,301	65,541	59,578	125,119
Net (loss) income from discontinued operations, net of tax	(72,734)	72,734	—	1,889	(1,889)	—
Net income	9,694	111,607	121,301	67,430	57,689	125,119

Diluted net income per common share from continuing operations	0.79	0.37	1.16	0.63	0.57	1.20
Diluted net (loss) income per common share from discontinued operations	(0.70)	0.70	—	0.02	(0.02)	—
Diluted net income per common share	0.09	1.07	1.16	0.65	0.55	1.20

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense, net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:
	Twelve Months Ended June 30,
	2018	2017

Losses on terminated chilled desserts contract	$6,553	$942
2018 Project Terra SKU rationalization	4,913	—
Plant closure related costs	5,958	464
Co-packer disruption	3,692	—
Warehouse/Manufacturing Facility start-up costs	4,179	—
Regulated packaging change	1,007	—
Machine break-down costs	317	—
Recall and other related costs	580	73
2017 Project Terra SKU rationalization	—	5,360
U.K. deferred synergies due to CMA Board decision	—	366
Cost of sales	27,200	7,205

Gross profit	27,200	7,205

Long-lived asset impairment charge associated with plant closure	8,401	26,373
Intangibles impairment	5,632	14,079
Toys "R" Us bad debt	897	—
Stock-based compensation acceleration associated with Board of Directors	700	—
Litigation expenses	1,015	—
Accelerated Depreciation on software disposal	461	—
Warehouse/Manufacturing Facility start-up costs	188	—
Stock-based compensation expense in connection with CEO succession agreement	(2,203)
Plant closure related costs	—	1,340
U.K. deferred synergies due to CMA Board decision	—	551
Recall and other related costs	—	736
Tilda fire insurance recovery costs and other startup/integration Costs	—	947
Operating expenses (a)	15,091	44,026

Acquisition related expenses, restructuring, integration and other charges	20,749	10,388
Acquisition related expenses, restructuring, integration and other charges	20,749	10,388

Accounting review and remediation costs, net of insurance proceeds	9,293	29,562
Accounting review and remediation costs, net of insurance proceeds	9,293	29,562

Goodwill impairment	7,700	—
Goodwill impairment	7,700	—

Operating income	80,033	91,181

Unrealized currency (gains)/losses	(2,027)	12,570
Realized currency gain on repayment of GBP denominated debt	—	(14,290)
Interest and other expense, net (b)	(2,027)	(1,720)

Income tax related adjustments	(39,133)	(29,883)
Provision (benefit) for income taxes	(39,133)	(29,883)

Net income from continuing operations	$38,873	$59,578

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense, net includes interest and other financing expenses, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 6/30/18	$619,598	$239,061	$110,680
Impact of foreign currency exchange	(19,934)	(13,949)	(5,985)
Net sales on a constant currency basis - Three months ended 6/30/18	$599,664	$225,112	$104,695

Net sales - Three months ended 6/30/17	$602,891	$218,315	$99,144
Net sales growth on a constant currency basis	(0.5)%	3.1%	5.6%

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Twelve months ended 6/30/18	$2,457,769	$938,029	$434,869
Impact of foreign currency exchange	(79,959)	(54,419)	(25,540)
Net sales on a constant currency basis - Twelve months ended 6/30/18	$2,377,810	$883,610	$409,329

Net sales - Twelve months ended 6/30/17	$2,343,505	$851,757	$383,942
Net sales growth on a constant currency basis	1.5%	3.7%	6.6%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 6/30/18	$599,664	$269,857	$225,112	$104,695

Net sales - Three months ended 6/30/17	$602,891	$285,432	$218,315	$99,144
Acquisitions	3,538	—	3,165	373
Divestitures	(1,632)	(1,632)	—	—
Castle contract termination	(6,773)	—	(6,773)	—
2017 Project Terra SKU rationalization	(3,185)	(3,185)	—	—
2018 Project Terra SKU rationalization	(12,093)	(11,165)	—	(928)
Inventory realignment	—	—	—	—
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 6/30/17	$582,746	$269,450	$214,707	$98,589
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	2.9%	0.2%	4.8%	6.2%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada
Net sales growth - Three months ended 6/30/18	14.5%	8.5%	7.5%	17.7%	9.3%
Impact of foreign currency exchange	(5.6)%	(6.6)%	(6.5)%	(9.4)%	(4.4)%
Impact of acquisitions	—%	(2.0)%	—%	—%	—%
Impact of castle contract termination	—%	4.5%	—%	—%	—%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 6/30/18	9.0%	4.3%	1.0%	8.3%	4.9%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Twelve months ended 6/30/18	$2,377,810	$1,084,871	$883,610	$409,329

Net sales - Twelve months ended 6/30/17	$2,343,505	$1,107,806	$851,757	$383,942
Acquisitions	16,000	—	14,796	1,204
Divestitures	(14,967)	(7,999)	(6,968)	—
Castle contract termination	(14,401)	—	(14,401)	—
2017 Project Terra SKU rationalization	(14,359)	(14,359)	—	—
2018 Project Terra SKU rationalization	(25,357)	(23,154)	—	(2,203)
Inventory realignment	33,999	33,999	—	—
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Twelve months ended 6/30/17	$2,324,420	$1,096,293	$845,184	$382,943
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	2.3%	(1.0)%	4.5%	6.9%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada
Net sales growth - Twelve months ended 6/30/18	14.0%	8.7%	13.7%	18.5%	12.5%
Impact of foreign currency exchange	(5.8)%	(6.5)%	(6.6)%	(10.5)%	(4.9)%
Impact of acquisitions	—%	(2.4)%	—%	—%	—%
Impact of castle contract termination	—%	2.5%	—%	—%	—%
Impact of divestitures	—%	1.1%	—%	—%	—%
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other - Twelve months ended 6/30/18	8.2%	3.3%	7.0%	8.0%	7.6%